Exhibit 10.2



                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of January 1, 2002 by and among (i) VORNADO REALTY TRUST, a Maryland real estate investment trust (the "Company"), and (ii) each of the persons identified on Schedule A hereto (each a "Holder" and collectively, together with their assigns permitted under Section 5.3 hereof, the "Holders").

         WHEREAS, the Company and Charles E. Smith Commercial Realty L.L.C., a Delaware limited liability company and the sole general partner of Charles E. Smith Commercial Realty L.P., a Delaware limited partnership ("SCR"), are causing an indirect wholly-owned subsidiary of Vornado Realty L.P., a Delaware limited partnership (the "Partnership") to merge (the "Merger") with and into SCR and, in connection therewith, the Partnership is issuing 6,094,255 Class A Units (such units, the "VNOP Units") to the Holders as set forth opposite their names on Schedule A hereto;

         WHEREAS, pursuant to Section 8.6 and the other related provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (such agreement, as amended from time to time, the "Partnership Agreement"), commencing on the first anniversary of the date of issuance, and subject to the various limitations contained in the Partnership Agreement and other instruments being delivered in connection with the Merger, the Holders will be entitled to redeem their VNOP Units for cash or, at the Company's election, common shares of beneficial interest, par value $0.04 per share, of the Company ("Common Shares" and such redemption right, the "Redemption Right");

         WHEREAS, the Company has agreed to grant to the Holders the registration rights described herein with respect to certain of the Common Shares, if any, issuable in respect of the VNOP Units;

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, hereby agree as follows:

SECTION 1. REGISTRATION RIGHTS

         1.1 Shelf Registration Right. (a) Subject to the various terms, conditions and other limitations set forth in this Agreement, the Company hereby grants the Holders the right (the "Registration Right") to require the Company to register for resale by the Holders all Registrable Shares (as defined below) then held by them, together with all Registrable Shares that would then be issuable in respect of VNOP Units (assuming, for this purpose, that all Holders exercised their Redemption Rights in respect of those VNOP Units and that the Company elected to satisfy the rights by issuing and

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delivering Common Shares to the Holders) as more fully set forth in the remainder of this Agreement. The Registration Right shall only be exercisable by the Holder Representative (as defined below) delivering a written request (the "Registration Request") identifying in reasonable detail the maximum aggregate number of Registrable Shares then issued and issuable to all Holders (assuming each were to exercise its Redemption Right in respect of all VNOP Units then owned by it, and the Company were to elect to satisfy all such redemption requests with Common Shares) as well as the proposed method(s) and timing of resale and the number of Registrable Shares anticipated to be sold by the Holders in the next succeeding twelve (12) months. The Holder Representative may only deliver the Registration Request on or after the later of (x) the Business Day (as defined below) following the third anniversary of the date of this Agreement and (y) the date on which a Holder first delivers a notice of redemption substantially in the form of Exhibit D attached to the Partnership Agreement to the Partnership in respect of any of the VNOP Units held by it. In addition, the Holder Representative must deliver the Registration Request to the Company at least sixty (60) days prior to the date on which the related Holder desires to consummate the first sale of any Registrable Shares to be registered therein. A Resale Shelf Registration Statement (as defined below) may also include securities to be sold for the account of the Company or for other persons holding securities of the Company. Notwithstanding the foregoing, the Company may at any time, in its sole discretion and prior to receiving any Registration Request from the Holder Representative, include all of such Holder's Registrable Shares or any portion thereof in any shelf registration statement then being filed by the Company for any other purpose, and if the Registrable Shares are so registered and the registration statement complies in all material respects with the requirements of this Agreement applicable to a Resale Shelf Registration Statement, the same shall be deemed to satisfy the requirements of this Section 1.1(a) and to be the Resale Shelf Registration Statement contemplated herein.

         (b) As used in this Agreement:

          "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York or Maryland.

          "Holder Representative" means Charles E. Smith Management, Inc., acting as the appointed representative of the Holders in respect of the rights contained herein, or such other representative as is appointed from time to time and identified to the Company in a writing signed by Holders of a majority of the Registrable Shares at any such time.


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          "Registrable Shares" means all Common Shares issued or issuable upon redemption of VNOP Units held by the Holders (assuming the Company will elect to deliver Common Shares in satisfaction of the Redemption Right), but excluding any such Common Shares that (i) may be sold by the relevant Holder without volume restrictions pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Act") or any successor provision then in force or, if the Holder owns less than 1% of the outstanding Common Shares of the Company (determined assuming redemption of all VNOP Units held by such Holder), pursuant to Rule 144(e) under the Act or any successor provision then in force, (ii) are held by, or upon redemption would be issuable to, a Holder that is not an "affiliate" (as defined in Rule 144(a) under the Act) of the Company, (iii) have been disposed of pursuant to any offering or sale in accordance with the Resale Shelf Registration Statement, or have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Act or in any other transaction in which the purchaser does not receive "restricted securities" (as that term is defined for purposes of Rule 144 under the Act), (iv) have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of this Agreement, or (v) have ceased to be of a class of securities of the Company that is listed and traded on a national securities exchange or the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (or any successor or other national trading system).

          "Resale Shelf Registration Statement" means the shelf registration statement of the Company as required herein, which covers the resale by the Holders of the Registrable Shares, including the prospectus contained therein, all exhibits thereto and all documents incorporated therein by reference.

         1.2 Underwritten Offerings. (a) If any Holder proposes to offer or sell any Registrable Shares pursuant to an underwritten offering, it shall cause the Holder Representative to notify the Company of such intention at least forty-five (45) days prior to the proposed commencement of that offering and the Company shall have the right to select the lead managing underwriter and any other underwriters that will participate in such public offering (each underwriter so selected by the Company, an "Underwriter"). The Company agrees that it will notify the Holder Representative of its selection of the Underwriter(s) promptly and in any case within ten (10) Business Days after receipt of a written request from the Holder Representative that it do so.


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         (b) If any Holder proposes to offer or sell Registrable Shares pursuant to an underwritten offering, the offering size shall be such that the aggregate total gross proceeds to all Holders from that offering or sale shall be (x) equal to or greater than Twenty-Five Million Dollars ($25,000,000.00) and (y) equal to or less than Two Hundred Million Dollars ($200,000,000.00), and the Holders shall not be permitted to conduct, individually or collectively, more than one underwritten offering or sale in any one hundred and eighty (180) day period; provided, however, that any underwritten offering that is suspended by the Company pursuant to Section 1.6 hereof shall not be counted as an underwritten offering for purposes of the preceding clause unless the offering is concluded following the termination of such suspension.

         1.3 Obligations of the Company. When the Company receives the Registration Request in accordance with Section 1.1 above, then, subject to
Section 1.6 hereof, the Company shall:

         (a) prepare and file with the Securities and Exchange Commission (the "Commission") the Resale Shelf Registration Statement (as soon as reasonably practicable after receiving the Registration Request, and in any event within sixty (60) days after receipt of the Registration Request) in accordance with Rule 415 under the Act (or any successor or other rule of the Commission applicable to the proposed sale) to register Registrable Shares pursuant to the Act, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the Commission to be filed therewith, and the Company shall use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to become effective as soon as practicable; provided that all of the Company's obligations with respect to the Resale Shelf Registration Statement pursuant to this Agreement will automatically terminate if none of the Common Shares covered by that Resale Shelf Registration Statement are Registrable Shares; provided, however, that, before filing the Resale Shelf Registration Statement or any amendments or supplements thereto, or comparable statements under applicable securities or "blue sky" laws of any jurisdiction, the Company shall (i) provide each Holder with an adequate and appropriate opportunity to participate in the preparation of the Resale Shelf Registration Statement and each prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission and (ii) not file the Resale Shelf Registration Statement or the related prospectus (or amendment or supplement thereto or comparable statement) with the Commission to which the Holder Representative shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Act or of the rules or regulations thereunder;

         (b) use its commercially reasonable efforts to keep the Resale Shelf Registration Statement effective, including preparing and filing with the Commission


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such amendments and supplements to the Resale Shelf Registration Statement and the prospectus to be used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of the Registrable Shares covered by the Resale Shelf Registration Statement, until the earlier of (i) the date on which the Holders have disposed of all of the Registrable Shares registered under the Resale Shelf Registration Statement and (ii) the date on which there are no longer any Registrable Shares outstanding or issuable in respect of any VNOP Units;

         (c) furnish, without charge, to the Holders and each Underwriter, if any, of the securities covered by the Resale Shelf Registration Statement, such number of copies of the Resale Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in the Resale Shelf Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Act, as the Holder Representative may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Holders;

         (d) promptly notify the Holder Representative and the sole or lead managing Underwriter, if any: (i) when the Resale Shelf Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Resale Shelf Registration Statement has been filed, and, with respect to the Resale Shelf Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission or any state securities or "blue sky" authority for amendments or supplements to the Resale Shelf Registration Statement or the prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Shelf Registration Statement or the initiation or threat of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose;

         (e) upon receipt of a Proposed Sale Notice (as defined in Section 1.4(a) hereof) and thereafter until the completion, abandonment or termination of the offering or sale contemplated thereby, promptly notify the Holder Representative and the sole or lead managing Underwriter, if any: (i) of the existence of any fact of which the Company is aware or the happening of any event that has resulted in (A) the Resale Shelf Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the prospectus included in the Resale Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light


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of the circumstances under which they were made, not misleading and (ii) of the
Company's reasonable determination that a post-effective amendment to the Resale Shelf Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under the Resale Shelf Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in either of the clauses (i) or (ii) of this Section 1.3(e), subject to Section 1.6, at the request of the Holder Representative, the Company shall prepare and furnish to the Holder Representative and each Underwriter, if any, a reasonable number of copies of a supplement or post-effective amendment to the Resale Shelf Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that (1) the Resale Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (f) make available for reasonable inspection by the Holders, any Underwriter, and any attorney, accountant or other agent retained by any Holder or Underwriter, material financial and other relevant information concerning the business and operations of the Company and the properties of the Company and any subsidiaries thereof as may be in existence at such time as shall be necessary, and cause the Company's officers, directors and employees to supply such relevant information as may be reasonably requested by any such parties in connection with the Resale Shelf Registration Statement; provided, however, that, if the Holders or any Underwriter or any of their advisors or agents request any information that the Company determines to be confidential or non-public, the Company shall be entitled to condition access to that information upon the Holders and each other recipient of such information having entered into a confidentiality agreement with the Company in form and substance satisfactory to the Company acting reasonably, pursuant to which each such recipient agrees to maintain that information as confidential and use it solely for the purpose of exercising its rights under this Agreement, and provided further, that the Company shall not be required to disclose any information subject to any attorney-client or attorney work product privilege if and to the extent such disclosure would constitute a waiver of such privilege;

         (g) in the case of an underwritten public offering of Registrable Shares covered by the Resale Shelf Registration Statement, obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Resale Shelf Registration Statement in customary form


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and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, dated the date of the closing under the underwriting agreement, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Holders participating in the offering, and furnish to the Holders and to each Underwriter, if any, a copy of such opinion and letter addressed to the Holders (in the case of the opinion) and the underwriter(s) (in the case of the opinion and the "cold comfort" letter);

         (h) in the case of an underwritten public offering, make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Resale Shelf Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

         (i) use commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange or over-the-counter exchange on which the Common Shares are then listed, if the listing of Registrable Shares is then permitted under the rules of such exchange;

         (j) if requested by the Holder Representative or the sole or lead managing Underwriter, incorporate in a prospectus supplement or post-effective amendment such information concerning any Holder, any Underwriter or the intended method of distribution as the sole or lead managing Underwriter or the Holder Representative reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of Registrable Shares being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and any other material terms of the underwritten offering of the Registrable Shares to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is unreasonable in scope when compared with the Company's most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company; and

         (k) subject to Section 1.6 hereof, use commercially reasonable efforts to take such other steps as may reasonably be requested of it to facilitate the registration and disposition of the Registrable Shares contemplated hereby, including obtaining necessary governmental approvals and effecting required filings; entering into customary agreements (including customary underwriting agreements, if the public offering is underwritten); cooperating with the Holders and any Underwriter in connection with any


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filings required by the National Association of Securities Dealers, Inc.
("NASD"); providing appropriate certificates not bearing restrictive legends (other than legends relating to restrictions imposed in the Company's charter or by applicable law) representing the Registrable Shares; and providing a CUSIP number and maintaining a transfer agent and registrar for the Registrable Shares; provided, however, that nothing in this Agreement shall be interpreted as requiring the Company's management to attend or participate in any road show, any meetings with prospective investors or any other similar marketing or selling activities, or to take any of the actions described in the proviso to
Section 1.7 below.

         1.4 Holder Obligations.

         (a) No Holder, underwriter, if any, or other person or entity acting for any of them shall commence any offering or consummate any sale of any Registrable Shares included in the Resale Shelf Registration Statement requiring delivery of a prospectus unless the Holder Representative has given the Company at least five (5) and not more than sixty (60) days' prior written notice (a "Proposed Sale Notice") of the intention to do so specifying (i) the Holders proposing to participate in the offering and the number of Registrable Shares to be offered and sold by each Holder and (ii) the intended method or methods of distribution of such Registrable Shares, and the Holders shall terminate any such offering that is not consummated within forty-five (45) days of its commencement (it being understood that any offering terminated pursuant to this clause shall be deemed to have been consummated for purposes of Section 1.2(b) above, and it being further understood that the forty-five (45) day period shall be deemed extended one day for each day that the Company suspends the offering pursuant to its rights in Section 1.6 hereof). The Holder Representative shall give the Company prompt written notice of the completion, termination or abandonment of any sale or offering of Registrable Shares.

         (b) Each Holder agrees to cooperate with the Company in connection with the preparation of the Resale Shelf Registration Statement, and for so long as the Company is obligated to keep the Resale Shelf Registration Statement effective, each Holder agrees that it will (i) respond within five (5) Business Days to any request by the Company to provide or verify information regarding a Holder or a Holder's Registrable Shares (including the proposed manner of sale) that may be required to be included in such Resale Shelf Registration Statement pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by such Holder of the Registrable Shares and such other information as may reasonably be requested by the Company from time to time in connection with the preparation of and for inclusion in the Resale Shelf Registration Statement and any related prospectus.


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         (c) If requested by the Company, each Holder agrees that before using the Resale Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereto, it will deliver to the Company a certification that it has reviewed the information contained therein and representing and warranting to the Company that the information relating to such Holder and its plan of distribution is as set forth in the related prospectus, that the prospectus does not, as of the time of such sale, contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that the prospectus does not, as of the time of such sale, omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, misleading.

         1.5 Timing of Offers and Sales. All offers and sales by any Holder under the Resale Shelf Registration Statement shall be completed within the period during which the Resale Shelf Registration Statement is required to remain effective pursuant to Section 1.3(b) above. If directed by the Company, the Holders will return all undistributed copies of any prospectus included in the Resale Shelf Registration Statement that is in its possession upon the expiration of such period.

         1.6 Suspension of Offering. At any time either before or after the Holder Representative has delivered a Proposed Sale Notice, the Company may suspend offers and sales by the Holders under the Resale Shelf Registration Statement if the Company, in its judgment exercised in good faith, determines that (i) a negotiation or consummation of a transaction by the Company or any of its affiliates is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Resale Shelf Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Resale Shelf Registration Statement might be expected to cause the Resale Shelf Registration Statement to fail to comply with applicable disclosure requirements or (ii) in the case of a proposed underwritten public offering of Registrable Shares of any Holder, the offering of such Registrable Shares could reasonably be expected to adversely affect another pending or proposed public offering of Common Shares by and for the account of the Company or any of its affiliates. After receiving a Proposed Sale Notice from the Holder Representative and before the consummation of the proposed sale identified in such Proposed Sale Notice, the Company shall give written notice thereof to the Holder Representative (a "Materiality Notice") promptly upon making any such determination, with a copy to each of the Holders, and upon receipt of a Materiality Notice, each Holder agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Resale Shelf Registration Statement until (x) in the case of a Materiality Notice delivered pursuant to clause (i) above, such Holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-


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effective amendment has become effective or (y) in the case of a Materiality
Notice delivered pursuant to clause (ii) above, such Holder receives a subsequent written notice from the Company that revokes or otherwise withdraws such Materiality Notice; provided that the Company agrees that it will use commercially reasonable efforts to not to delay or suspend offers and sales pursuant to the Resale Shelf Registration Statement for such reason for more than ninety (90) days after delivery of the Materiality Notice at any one time. If so directed by the Company, each Holder agrees that it will deliver to the Company all copies of the prospectus covering the Registrable Shares current at the time of receipt of any Materiality Notice. If the Company delivers a Materiality Notice pursuant to clause (ii) above, the Company agrees that it will permit the Holders to complete an underwritten public offering substantially similar to the type that was suspended by virtue of the foregoing provisions commencing no later than one hundred and eighty-one (181) days after the closing of the public offering contemplated by such Materiality Notice or its decision not to undertake such public offering, as the case may be.

         1.7 Qualification. The Company agrees to use its commercially reasonable efforts to register or qualify the Registrable Shares by the time the Resale Shelf Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder or Underwriter, if any, may reasonably request in writing, to keep each such registration or qualification effective during the period such Resale Shelf Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by such Holder after delivery of a Registration Request to the Company, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable under applicable laws and/or regulations to enable such Holder to consummate the disposition in each such jurisdiction of the Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not now so subject.

SECTION 2. INDEMNIFICATION

         2.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each Underwriter who participates in any public offering and sale of Registrable Shares pursuant to the Resale Shelf Registration Statement, if any, and each person who controls any Holder or any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act


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of 1934, as amended  (the "Exchange Act"), and any of their officers, directors, employees or representatives, as follows:

          (i) against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Shelf Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any related prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 2.1 does not apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Resale Shelf Registration Statement (or any amendment thereto) or the related prospectus (or any amendment or supplement thereto) or
(B) such indemnified party's failure to deliver an amended or supplemental prospectus provided to the indemnified party by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.


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         2.2 Indemnification by the Holders. Each Holder (and each permitted assignee of such Holder, on a several basis), severally and not jointly, agrees to indemnify and hold harmless the Company, and each of the Company's trustees/directors and officers (including each trustee/director and officer of the Company who signed the Resale Shelf Registration Statement), and each Underwriter who participates in any public offering and sale of Registrable Shares pursuant to the Resale Shelf Registration Statement, if any, and each person, if any, who controls the Company or any such Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Shelf Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any related prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder Representative; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 2.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Resale Shelf Registration Statement (or any amendment thereto) or the related prospectus (or any amendment or supplement thereto) or (B) such indemnified party's failure to deliver an amended or supplemental prospectus provided to the indemnified party by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of this
Section 2.2, no Holder or any permitted assignee shall be required to indemnify the Company, its officers, trustees/directors, officers or control persons with respect to any amount in excess of the amount of the total proceeds to such Holder or such permitted assignee, as the case may be, from sales of the Registrable Shares of such Holder under the Resale Statement Registration Statement.

         2.3 Conduct of Indemnification Proceedings. An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2.1 or 2.2 above. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

         2.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 2.1 and 2.2 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of, but also the relative benefits to, the Company on the one hand and each Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

         The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.4, a Holder shall not be required to contribute any amount in excess of the amount of the total proceeds to such Holder from sales of the Registrable Shares of such Holder under the Resale Shelf Registration Statement.

         Notwithstanding the foregoing, no person guilty of fraudulent misrepre-sentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each person, if any, who controls any Holder within the meaning of Section 15 of the Act shall have the same rights to contribution as such Holder, and each trustee/director of the Company, each officer of the Company who signed the Resale Shelf Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

SECTION 3. EXPENSES

         3.1 Registration Expenses. Other than those expenses referred in
Section 3.2 hereto, the Company shall pay all expenses incurred in connection with the registration of the Registrable Shares pursuant to Section 1 above and the performance by the Company of its registration obligations under the terms of this Agreement (such expenses, the "Registration Expenses"), including (i) all stock exchange, Commission registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distribution of the Resale Shelf Registration Statement and the related prospectus and any amendments or supplements thereto, (iii) fees and disbursements of counsel for the Company and of independent certified public accountants and other advisors retained by the Company and (iv) NASD fees and fees and expenses of registration or qualification of Registrable Shares under state securities laws.

         3.2 Holder Expenses. Each Holder shall pay all of its expenses incurred in connection with the exercise of its Registration Right, including, without limitation, any underwriting or brokerage discounts and sales commissions, all fees and disbursements of the Holder's counsel, accountants and other advisors and any transfer fees or expenses (including the cost of all transfer tax stamps) relating to the sale or disposition of the Registrable Shares by such Holder pursuant to this Agreement.

         3.3 Payment/Reimbursement of Expenses Relating to Underwriting Offerings. In the case of any underwritten offering of Registrable Shares (including any block sale to or arranged through any underwriter), the Holders participating in that offering shall pay (and reimburse the Company, to the extent incurred by it, for) all of the following expenses incurred in connection therewith that would not have arisen if the offer was not being conducted as an underwritten offering, pro rata based on the aggregate number of Registrable Shares of each such Holder proposed for inclusion in that offering: (i) any printing or other duplicating expenses, delivery charges and escrow fees, (ii) fees and disbursements of counsel to the Company (including, without limitation, the fees and expenses relating to the preparation and delivery of legal opinions to the underwriters), (iii) fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the fees and expenses relating to the preparation or delivery by them of any special procedures letters, any comfort letters or other similar undertakings), (iv) fees and expenses of any special advisors or experts retained by the Company or the underwriters in connection with such offering, and (v) any fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities.

SECTION 4. RULE 144 COMPLIANCE

         The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Act and the Exchange Act so as to enable each Holder to sell Registrable Shares pursuant to Rule 144 under the Act. In connection with any sale, transfer or other disposition by a Holder of any Registrable Shares pursuant to Rule 144 under the Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the Holder Representative may reasonably request in writing at least ten (10) Business Days prior to any sale of Registrable Shares hereunder.

SECTION 5. MISCELLANEOUS

         5.1 Integration; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Holders.

         5.2 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

         5.3 Assignment; Successors and Assigns. Except as set forth in the next sentence, this Agreement and the rights granted hereunder may not be assigned by any Holder without the prior written consent of the Company, which may be granted or withheld by the Company in its discretion. Each Holder will be permitted to assign its rights under this Agreement to one or more entities controlled by it in connection with a concurrent transfer of VNOP Units or Registrable Shares that is permitted by the terms of the Partnership Agreement, so long as the Holder provides to the Company at least five (5) Business Days' advance written notice of the transfer, and the transferee executes and delivers to the Company an instrument, in form and substance acceptable to the Company, agreeing to be bound by the terms of this Agreement as if it were an original party hereto. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective successors and permitted assigns.

         5.4 Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below in this Section 5.4, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to the others in the manner provided in this
Section 5.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that, if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection. Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission.

         if to the Company:

         Vornado Realty Trust
         888 Seventh Avenue, 46th Floor
         New York, New York 10019
         Attention:  Executive Vice President, Finance and Administration
         Facsimile:  (212) 894-7979

         and

         Vornado Realty Trust
         210 Route 4 East
         Paramus, New Jersey  07652
         Attention:  Executive Vice President, Finance and Administration
         Facsimile:  (201) 587-1000
         with a copy (which shall not constitute notice) to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York  10004
         Attention:  William G. Farrar
         Facsimile:  (212) 558-3588

         if to any Holder or the Holder Representative:

         c/o Charles E. Smith Commercial Realty L.L.C.
         2345 Crystal Drive
         Crystal Park #4
         Arlington, Virginia  22202
         Attention:  Robert D. Zimet
         Facsimile:  (703) 769-1305

         with a copy (which shall not constitute notice) to:

         Hogan & Hartson L.L.P.
         Columbia Square
         555 13th Street, N.W.
         Washington, D.C.  20004-1109
         Attention:  Bruce W. Gilchrist
         Facsimile:  (202) 637-5910

         5.5 Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

         5.6 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, but not including the choice of law rules thereof.

         5.7 Headings. Section and subsection headings contained in this Agree-ment are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         5.8 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

         5.9 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

         5.10 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

                                        VORNADO REALTY TRUST



                                        By: /s/ JOSEPH MACNOW
                                           ------------------------------------
                                            Name:  Joseph Macnow
                                            Title: Executive Vice President -
                                                   Finance and Administration
                                                   and Chief Executive Officer

                                        /s/ ROBERT H. SMITH
                                        ---------------------------------------
                                        Robert H. Smith

                                        /s/ CLARICE R. SMITH
                                        ---------------------------------------
                                        Clarice R. Smith

                                        /s/ ROBERT P. KOGOD
                                        ---------------------------------------
                                        Robert P. Kogod

                                        /s/ ARLENE R. KOGOD
                                        ---------------------------------------
                                        Arlene R. Kogod


                                        CHARLES E. SMITH MANAGEMENT, INC.
                                        On its own behalf and as Holder
                                        Representative,


                                        By: /s/ ROBERT P. KOGOD
                                           ------------------------------------
                                            Name:  Robert P. Kogod
                                            Title: President

                                TABLE OF CONTENTS
                                                                            Page

SECTION 1.       REGISTRATION RIGHTS...........................................1
        1.1      Shelf Registration Right......................................1
        1.2      Underwritten Offerings........................................3
        1.3      Obligations of the Company....................................4
        1.4      Holder Obligations............................................8
        1.5      Timing of Offers and Sales....................................9
        1.6      Suspension of Offering........................................9
        1.7      Qualification................................................10

SECTION 2.        INDEMNIFICATION.............................................11
        2.1       Indemnification by the Company..............................11
        2.2       Indemnification by the Holders..............................12
        2.3       Conduct of Indemnification Proceedings......................13
        2.4       Contribution................................................14

SECTION 3.        EXPENSES....................................................15
        3.1       Registration Expenses.......................................15
        3.2       Holder Expenses.............................................15
        3.3       Payment/Reimbursement of Expenses
                  Relating to Underwriting Offerings..........................15

SECTION 4.        RULE 144 COMPLIANCE.........................................16

SECTION 5.        MISCELLANEOUS...............................................16
        5.1       Integration; Amendment......................................16
        5.2       Waivers.....................................................16
        5.3       Assignment; Successors and Assigns..........................17
        5.4       Notices.....................................................17
        5.5       Specific Performance........................................18
        5.6       Governing Law...............................................18
        5.7       Headings....................................................19
        5.8       Pronouns....................................................19
        5.9       Execution in Counterparts...................................19
        5.10      Severability................................................19